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                                                                EXHIBIT 10.20(c)


                              AGREEMENT MEMORANDUM

RPR and Introgen agree as follows (all Section references are to the Collaboration Agreement):

     1. RPR hereby elects under Section 6.1 to proceed with Later Stage Clinical Development and commercialization of INGN 201 (Ad5CMV-p53).

     2.   Introgen shall immediately [*] to [*] INGN 201, as contemplated in
          Section 2.3.3.

     3.   With respect to supply of INGN 201:

               o Introgen shall use [*] the quantities of INGN 201 clinical materials, according to the schedule, in Exhibit A, which shall be used solely for clinical trials in the RPRP Territory and North America. The price of such materials shall be as per Section 12.3.2 (Ex Works). RPR and Introgen shall [*] as contemplated in Section 12.5.

               o Introgen and RPR shall supply to each other the quantities of INGN 201 [*], according to the schedule, specified in Exhibit B. The transfer price shall be [*]. [*]

               o    RPR acknowledges that Introgen has the exclusive right under
                    Section 12.3 to manufacture, or have a third party manufacture, and supply Collaboration Products for both clinical trials and commercial sale in North America, and that this right is a fundamental benefit to Introgen under the Collaboration Agreement; RPR agrees [*].



         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                    [*]

                    [*]


               o RPR and Introgen agree to use their respective best efforts to collaborate with and assist one another on a reciprocal basis to ensure the supply of Collaboration Product for use in North America and the RPRP Territory; provided that such commitment [*] subject in each case to Article 12 of the Collaboration Agreement.

               o    [*]

               o    [*]

     4.   Introgen shall file immediately with the U.S. FDA the [*] package.

All capitalized terms shall have the meaning in the Collaboration Agreement (p53 Products) dated October 7, 1994. References to "RPR" include RPRP. This agreement shall terminate upon a termination of the Collaboration, except that RPR's obligation to purchase the materials in Exhibit A shall survive any such termination. This Agreement Memorandum is effective as of July 22, 1997.

INTROGEN THERAPEUTICS, INC.                     RHONE POULENC RORER
                                                PHARMACEUTICALS, INC.

BY: /s/ James W. Albrecht, Jr.                  BY: /s/ Christine A. Jacobs
   ---------------------------                     ------------------------


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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